UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2012

BIODEL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33451	90-0136863
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Saw Mill Road Danbury, Connecticut	06810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 796-5000

100 Saw Mill Road, Danbury Connecticut 06810
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On April 20, 2012, Mr. Donald M. Casey resigned from his position as a director of the board of directors (the “Board”) of Biodel Inc. (the “Company”).  Prior to his resignation, Mr. Casey served on the Board’s Audit Committee and Nominating and Governance Committee.

On April 23, 2012, Dr. Charles Sanders resigned from his position as a director of the Board and became Chairman Emeritus, a non-voting position that is excluded from the number of directors for quorum and other purposes.

Election of Directors

On April 26, 2012, the Company issued a press release (the “Press Release”) announcing that Ms. Julia R. Brown and Mr. Davey S. Scoon have been elected as Class II and Class III directors, respectively, effective April 24, 2012.

 As a result of their election, Ms. Brown and Mr. Scoon were each granted options to purchase 25,000 shares of the Company’s common stock pursuant to the Company’s stock incentive plan.  Such options will vest in twelve equal monthly installments on the last day of each month beginning on the date of grant.

Ms. Brown has been designated a member of the Board’s Compensation Committee and Mr. Scoon has been designated a member of the Board’s Audit Committee.

A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIODEL INC.

Date: April 26, 2012	By: /s/ Paul S. Bavier
Paul S. Bavier General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on April 26, 2012.